Table of Contents

As filed with the Securities and Exchange Commission on January 7, 2026.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	3826	13-3632859
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11555 Sorrento Valley Road, Suite 203

San Diego, CA 92121

(619) 941-0360

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James B. Frakes

Chief Executive Officer and Chief Financial Officer

Aethlon Medical, Inc.

11555 Sorrento Valley Road, Suite 203

San Diego, CA 92121

(619) 941-0360

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis Doucette, Esq. Procopio, Cory, Hargreaves & Savitch, LLP 12544 High Bluff Drive Suite 400 San Diego, CA 92130 Tel: (858) 720 6303	M. Ali Panjwani Pryor Cashman LLP 7 Times Square New York, NY 10036-6569 Telephone: (212) 326-0846 Fax: (212) 326-0806

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 7, 2026

PRELIMINARY PROSPECTUS

2,031,024 Shares of Common Stock

This prospectus relates to the resale from time to time, by the selling securityholders in this prospectus under the caption “Selling Securityholders” of up to 2,031,024 shares of our common stock, par value $0.001 per share consisting of (1) (a) 1,042,820 shares of our common stock (the “Common Warrant Shares”) issuable upon exercise of the common stock purchase warrant (the “Common Warrants”,) and (b) 595,897 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued to selling securityholder in a private placement (the “December PIPE”) pursuant to that certain securities purchase agreement with the selling securityholder dated December 5, 2025 (the “Purchase Agreement”), (2) 368,471 shares of common stock (the “Inducement Warrant Shares”) issuable upon the exercise of warrants (the “Inducement Warrants”) issued to selling securityholder in a private placement (the “Warrant Inducement Offering”) pursuant to that certain Warrant Inducement Agreement with selling securityholder dated December 5, 2025 (the “Inducement Agreement”), and (3) 23,836 shares of common stock (the “Placement Agent Shares”) issuable upon the exercise of warrants issued to selling securityholder who acted as placement agent in the December PIPE (the “Placement Agent Warrants”), pursuant to that certain Placement Agent Agreement dated December 5, 2025 (the “PAA”). The Common Warrant Shares, Pre-Funded Warrant Shares, Inducement Warrant Shares, and the Placement Agent Shares, are collectively referred to herein as “Registrable Securities.”

The Common Warrants, Inducement Warrants, Pre-Funded Warrants and Placement Agent Warrants will all be exercisable upon receipt of stockholder approval as may be required by the applicable rules and regulations of Nasdaq (the “Warrant Stockholder Approval”). In the event that we are unable to obtain the Warrant Stockholder Approval, the common warrants will not be exercisable, and therefore the common warrants may not have any value. The Common Warrants and Inducement Warrants all have an exercise price of $4.03 per share while the Placement Agent Warrants have an exercise price of $5.04 per share, and each expire five and one half years from Warrant Stockholder Approval. The Pre-Funded Warrants have an exercise price of $0.0001 per share and expire only once exercised in full.

The securities were offered and sold by us pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. We are registering the offer and resale of the Registrable Securities to satisfy the provisions of that certain registration rights agreement, dated December 5, 2025 (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the Pre-Funded Warrant Shares, the Common Warrant Shares, and the Placement Agent Shares and the Inducement Agreement, pursuant to which we agreed to register the resale of the Inducement Warrant Shares.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement, the PAA, the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by the Purchase Agreement, the Registration Rights Agreement, the PAA, the form of Pre-Funded Warrant, the form of Common Warrant and the form of Placement Agent Warrant attached as Exhibits 10.1, 10.2, 1.1, 4.2, 4.1,and 4.3, respectively, to our Current Report on Form 8-K filed with the SEC on December 8, 2025, each of which is incorporated herein by reference. The foregoing summaries of the Inducement Agreement and the Inducement Warrants do not purport to be complete and are qualified in their entirety by the Inducement Agreement and the form of Inducement Warrant attached as exhibits 10.3 and 4.1 respectively to our Form 8-K filed with the SEC on December 8, 2025, each of which is incorporated herein by reference.

The Selling Securityholders may, from time to time, sell, transfer or otherwise dispose of any or all of their common stock or interests in their common stock on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the Registrable Securities by the Selling Securityholders. However, we will receive the proceeds of any cash exercise of the Common Warrants, Pre-Funded Warrants, Inducement Warrants and/or Placement Agent Warrants. See “Use of Proceeds” beginning on page 9 and “Plan of Distribution” beginning on page 13 of this prospectus for more information.

Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AEMD.” On January 5, 2026 the last reported sale price of our common stock as reported on Nasdaq was $2.75 per share. We are a “smaller reporting company” as defined under the federal securities laws and, under applicable Securities and Exchange Commission rules, we have elected to comply with certain reduced public company reporting and disclosure requirements.

You should read this prospectus, together with additional information described under the headings “Where You Can Find More Information,” carefully before you invest in any of our securities.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained herein and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the Securities and Exchange Commission (the SEC) on June 26, 2025.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026

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ABOUT THIS PROSPECTUS

You should read this prospectus, including the information incorporated by reference herein.

Neither we, nor the Selling Securityholders have authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or warrants. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains references to our trademarks, including Aethlon Medical, Inc. and Hemopurifier, and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all the information you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read all such documents carefully, especially the risk factors included herein and incorporated by reference herein and our audited consolidated financial statements and the related notes incorporated by reference herein, before deciding to buy shares of our common stock. Unless the context requires otherwise, references in this prospectus to “Aethlon,” “Company,” “we,” “us” and “our” refer to Aethlon Medical, Inc. and our subsidiaries following the closing of the Merger (as defined below) on the closing date.

Overview and Corporate History

Overview

We are a medical therapeutic company focused on developing the Hemopurifier, a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, 164 sessions with 38 patients, the Hemopurifier was safely utilized and demonstrated the potential to remove life-threatening viruses. In pre-clinical studies, the Hemopurifier has demonstrated the potential to remove harmful exosomes and exosomal particles from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes and exosomal particles may promote immune suppression and metastasis, and in life-threatening infectious diseases. The U.S. Food and Drug Administration, or FDA, has designated the Hemopurifier as a “Breakthrough Device” for two independent indications:

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the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes or exosomal particles have been shown to participate in the development or severity of the disease; and

•	the treatment of life-threatening viruses that are not addressed with approved therapies.

Oncology

We believe that the Hemopurifier may be a substantial advancement in the treatment of patients with advanced and metastatic cancer through its design to bind to and remove harmful extracellular vesicles particles promote the growth and spread of tumors. In October 2022, we formed a wholly-owned subsidiary in Australia to initially conduct oncology-related clinical research, then seek regulatory approval and commercialize our Hemopurifier in Australia.

We completed an in vitro binding study of extracellular vesicles from cancer patient samples, to provide pre-clinical evidence to support our trial design and translational endpoints. Our study indicated positive results from this study, providing evidence that our Hemopurifier removes extracellular vesicles, or EVs, from plasma. This translational study provides pre-clinical evidence to support our phase 1 safety, feasibility and dose-finding clinical trials of our Hemopurifier in patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® or Opdivo®.

We have launched in an Australia safety, feasibility and dose-finding clinical trials of the Hemopurifier in cancer patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® (pembrolizumab) or Opdivo® (nivolumab). The primary endpoint of the approximately nine to 18-patients, is safety. Exploratory analyses will be conducted to explore the number of HP treatments required to produce sustained reductions of EVs as well as improve anti-tumor T cell activity. We plan to open a similarly designed trial in India.

The following three hospitals in Australia have received ethics committee approval, have gone through training on our device and are open for patient enrollment: Royal Adelaide Hospital in Adelaide, Australia and Pindara Private Hospital in the Gold Coast section of Australia and GenesisCare North Shore Hospital in Sydney, Australia. As of June 26, 2025, we treated three participants in the first of the three treatment cohorts.

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On July 15, 2025, DSMB, overseeing its ongoing clinical trial AEMD-2022-06, completed its scheduled safety review and recommended advancing to the next patient cohort without modification. The trial, titled "Safety, Feasibility, and Dose-Finding Study of Aethlon Hemopurifier in Patients with Solid Tumors Who Have Stable or Progressive Disease While on a Treatment That Includes Pembrolizumab or Nivolumab", is being conducted to assess the Hemopurifier's safety, feasibility, and optimal dosing.

The Company continues to pursue approval of a similar clinical trial in India. HREC approval has previously been obtained at Medanta Medicity Hospital. Following this a meeting with Subject Expert Committee (SEC) of the India Regulatory Agency CDSCO was held June 5, 2025. Subsequently, ee received the formal approval letter of the CDSCO. The clinical trial at Medanta can commence following a Site Initiation Visit (SIV) by the company’s India CRO, Qualtran.

Life-Threatening Viral Infections

We also believe that the Hemopurifier can be part of the broad-spectrum treatment of life-threatening highly glycosylated, or carbohydrate coated, viruses that are not addressed with an already approved treatment. In small-scale or early feasibility human studies, the Hemopurifier has been used in the past to treat individuals infected with human immunodeficiency virus, or HIV, hepatitis-C and Ebola.

Additionally, in vitro, the Hemopurifier has been demonstrated to capture Ebola, Marburg virus, Zika, Lassa, MERS-CoV, Cytomegalovirus, Epstein-Barr, Herpes simplex, Chikungunya, Dengue, West Nile, H1N1 swine flu, H5N1 bird flu, and the reconstructed 1918 Spanish flu virus. In several cases, these studies were conducted in collaboration with leading government or non-government research institutes.

The Hemopurifier has previously been studied under FDA and international regulatory frameworks for the treatment of severe SARS-CoV-2 infection. While we terminated our U.S. and India-based COVID-19 studies due to low ICU patient volume and shifting priorities, these programs demonstrated real-world use of the Hemopurifier in critically ill patients. We maintain an open IDE for viral indications to preserve optionality for future outbreaks or emergent pathogens.

We have sufficient inventory of Hemopurifiers to support our ongoing oncology trial in Australia as well as any near-term expansion of that study or potential trial activity in India. While we have received FDA approval to begin manufacturing at our San Diego facility under our IDE supplement, we are still awaiting FDA approval of a separate supplement to qualify an additional supplier of a key Hemopurifier component. We continue to work with the FDA on this process.

Pre-Clinical Exploration of Additional Clinical Uses for the Hemopurifier

The Aethlon R&D laboratory continues to explore potential new indications for the Hemopurifier. We have published in the peer-reviewed journal Transplant Immunology the ability of the device to remove extracellular vesicles and their microRNA cargo from acellular perfusates of discarded kidneys that had undergone normothermic machine perfusion.

On May 12, 2025, the results of our pre-clinical ex vivo study entitled “Ex Vivo Removal of CD41 positive platelet microparticles from Plasma by a Medical Device containing a Galanthus nivalis agglutinin (GNA) affinity resin” were published in the pre-print vehicle bioRxiv. This manuscript has been submitted to a peer-reviewed publication for review.

Platelet-derived extracellular vesicles (PD-EVs) are the most numerous EV population in the body and are released by platelets in response to a variety of stimuli. The cargo contained within these EVs have been noted to take part in damage to blood vessels, activation of immune cells and spread of tumor cells. Excessive levels of PD-EVs have been implicated in a myriad of diseases including cancer, lupus, systemic sclerosis, multiple sclerosis, Alzheimer’s disease, sepsis, acute and Long COVID.

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We hypothesized that the Aethlon Hemopurifier which contains a propriety GNA affinity resin would remove platelet derived EVs from plasma. In this experiment two hundred milliliters on donated healthy human plasma were circulated over the Aethlon Hemopurifier (HP) to simulate a clinical HP session. The study results showed a 98.5% removal of platelet -derived EVs at a timepoint equivalent to a 4-hour HP treatment. The results of this study support the current Australian Clinical Trial in Oncology as well as open the investigation of the Hemopurifier in many indications.

Extracellular vesicles have been implicated in the pathogenesis of Long COVID. As we had previously demonstrated removal of extracellular vesicles by the Hemopurifier in a patient with severe acute COVID-19 infection, we hypothesized that patients with Long COVID would have extracellular vesicles with the mannose sugar on their surface that would bind to the affinity resin in our device. We partnered with investigators at the Univ of California San Francisco Medical Center Long COVID clinic to obtain samples from participants with Long COVID as well as controls that had had COVID -10 infection but had recovered. The data to be presented will review the binding of larger and smaller extracellular vesicles to the GNA lectin and the lectin affinity resin, respectively. We believe the data from this pre-clinical study calls for additional study of the Hemopurifier and look forward to receiving feedback from the Long COVID scientific community at the Keystone Symposium.

Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we plan to market and sell the Hemopurifier. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued to us more recently will help protect the proprietary nature of our Hemopurifier treatment technology.

In addition to the foregoing, we are monitoring closely the impact of inflation, recent bank failures and the war between Russia and Ukraine and the military conflicts in Israel and the surrounding areas, as well as related political and economic responses and counter-responses by various global factors on our business. Given the level of uncertainty regarding the duration and impact of these events on capital markets and the U.S. economy, we are unable to assess the impact on our timelines and future access to capital. The full extent to which inflation, recent bank failures and the ongoing military conflicts will impact our business, results of operations, financial condition, clinical trials and preclinical research will depend on future developments, as well as the economic impact on national and international markets that are highly uncertain.

On March 10, 1999, Aethlon, Inc., a California corporation, Hemex, Inc., a Delaware corporation and the accounting predecessor to Aethlon, Inc., and Bishop Equities, Inc., a publicly traded Nevada corporation, completed an Agreement and Plan of Reorganization structured to result in Bishop Equities, Inc.’s acquisition of all of the outstanding common stock of Aethlon, Inc. and Hemex, Inc. Under the plan’s terms, Bishop Equities, Inc. issued shares of its common stock to the stockholders of Aethlon, Inc. and Hemex, Inc. such that Bishop Equities, Inc. then owned 100% of each company. Upon completion of the transaction, Bishop Equities, Inc. was renamed Aethlon Medical, Inc. Our executive offices are located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our telephone number is (619) 941-0360. Our website address is www.aethlonmedical.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this registration statement and prospectus.

The Mechanism of Action (MOA) of the Hemopurifier

The Hemopurifier is a lectin-affinity plasmapheresis extracorporeal device designed for the removal of harmful extracellular vesicles and life-threatening enveloped viruses from the plasma component of the bloodstream. In the United States, the Hemopurifier is classified as a combination product whose regulatory jurisdiction is the Center for Devices and Radiological Health, or CDRH, the branch of FDA responsible for the premarket approval of all medical devices.

In our current applications, our Hemopurifier can be used with approved dialysis machines serving as a blood pump. It could also potentially be developed as part of a proprietary closed system with its own pump and tubing set, negating the requirement for dialysis infrastructure.

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The Hemopurifier - Clinical Experience

Hepatitis C and HIV

The initial clinical development of the Hemopurifier focused on the viral infections Hepatitis C and HIV. Clinical trials conducted in India and a safety trial demonstrated the removal of both viruses from the bloodstream with a benign safety profile. Prior to FDA approval of the IDE feasibility study, we conducted investigational HCV treatment studies at the Apollo Hospital, Fortis Hospital, and the Medanta Medicity Institute in India. In the Medanta Medicity Institute study, 12 HCV-infected individuals were enrolled to receive three six-hour Hemopurifier treatments during the first three days of a 48-week peginterferon+ribavirin treatment regimen. The study was conducted under the leadership of Dr. Vijay Kher. Dr. Kher’s staff reported that Hemopurifier therapy was well tolerated and without device-related adverse events in the 12 patients treated.

Of these 12 patients, ten completed the Hemopurifier-peginterferon+ribavirin treatment protocol, including eight genotype-1 patients and two genotype-3 patients. Eight of the ten patients achieved a sustained virologic response, which is the clinical definition of treatment cure and is defined as undetectable HCV in the blood 24 weeks after the completion of the 48-week peginterferon+ribavirin drug regimen. Both genotype-3 patients achieved a sustained virologic response, while six of the eight genotype-1 patients achieved a sustained virologic response, which defines a cure of the infection. Our IDE safety study in end stage renal disease patients on dialysis who were infected with HCV was conducted at DaVita MedCenter Dialysis in Houston, Texas. We reported that there were no device-related adverse events in enrolled subjects who met the study inclusion-exclusion criteria. We also reported that an average capture of 154 million copies of HCV (in International Units, I.U.) within the Hemopurifier during four-hour treatments.

In addition to treating Ebola and HCV-infected individuals, we also conducted a single proof-of-principle treatment study at the Sigma New Life Hospital in an AIDS patient who was not being administered HIV antiviral drugs. In the study, viral load was reduced by 93% as the result of 12 Hemopurifier treatments (each four hours in duration) that were administered over the course of one month.

With the advent of highly effective anti-retroviral drugs for HIV (HAART), and curative direct acting antivirals (DACs) for Hepatitis C, clinical development for these indications was abandoned.

Ebola Virus-Single Patient Emergency Use

Under Emergency use conditions a single patient with Ebola infection with multiple organ dysfunction was treated with the Hemopurifier at Frankfurt University Hospital in Germany. The patient tolerated a single 6.5-hour Hemopurifier treatment. Prior to treatment, the Ebola viral load was measured at 400,000 copies/ml. The post-treatment viral load was 1,000 copies/ml. Calculations by the treating physician indicated that 242 million copies of Ebola virus were captured within the Hemopurifier during treatment. The patient made a full recovery. Based on this experience, the Company filed an Expanded Access protocol with the FDA to treat Ebola virus infected patients in up to ten centers in the United States and a corresponding protocol was approved by HealthCanada. These protocols remain open, allowing Hemopurifier treatment to be offered to patients presenting for care in both countries. In 2018, the FDA designated the Hemopurifier as a Breakthrough Device “… for the treatment of life-threatening viruses that are not addressed with approved therapies.”

Severe Acute SARS-CoV-2/COVID-19 Infection – Emergency Use and Clinical Trials

SARS-COV-2, the causative agent of COVID-19 is a member of the coronavirus family, which includes the original SARS virus, SARS-CoV, and the MERS virus. SARS-CoV-2, found to contain mannose on the envelope surface. This suggests that the Hemopurifier could potentially clear it from biological fluids, including blood.

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Under Single Patient Emergency Use regulations, we have treated two patients with COVID-19 with the Hemopurifier. We published a manuscript reviewing case studies covering those two Single Patient Emergency Use treatments entitled “Removal of COVID-19 Spike Protein, Whole Virus, Exosomes and Exosomal microRNAs by the Hemopurifier® Lectin-Affinity Cartridge in Critically Ill Patients with COVID-19 Infection” in the peer-reviewed journal Frontiers in Medicine.

The manuscript described the use of the Hemopurifier for a total of nine sessions in two critically ill COVID-19 patients. The first case study demonstrated the improvement in the patient who was a SARS-COV-2 positive COVID-19 present at entry to the hospital, with associated coagulopathy, or CAC, lung injury, inflammation, and tissue injury despite the absence of demonstrable COVID-19 viremia at the start of treatment at Day 22.This patient received eight Hemopurifier treatments without complications and eventually was weaned from a ventilator and was discharged from the hospital. Plasma samples from this patient revealed a decrease in extracellular vesicle counts over the course of the eight treatments and decreases in exosomal microRNAs associated with the development of coagulopathy and acute lung injury.

The second patient case study demonstrated in vivo removal of SARS-CoV-2 virus from the blood stream of an infected patient. This patient completed a six-hour Hemopurifier treatment without complications and subsequently was placed on continuous renal replacement therapy, or CRRT. The patient ultimately expired three hours after being placed on CRRT because of the advanced stage of the patient’s disease.

On June 17, 2020, the FDA approved a supplement to our open IDE for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19 in a New Feasibility Study. That study was designed to enroll up to 40 subjects at up to 20 centers in the United States. Subjects had to have an established laboratory diagnosis of COVID-19, be admitted to an ICU, and have acute lung injury and/or severe or life-threatening disease, among other criteria. Endpoints for this study, in addition to safety, include reduction in circulating virus, as well as clinical outcomes (NCT # 04595903). In June 2022, the Company completed the treatment protocol for its first patient in this study.

In June 2022, the Company completed the treatment protocol of the only participant enrolled in the study. study. The patient received one HP treatment daily for 4 days. This patient died following cardiac arrest (not related to the HP treatment) as a consequence of severe COVID-19 pneumonia. Blood samples taken from the patient did not reveal any evidence of viremia. Plasma sent for cytokine analysis revealed a numeric decrease in the levels of IP-10, MCP-1, and IL-10.

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Oncology- U.S. Clinical Trial in Head and Neck Cancer

A single center clinical trial entitled “Depleting Exosomes to Improve Response to Immune Therapy in Head and Neck Squamous Cell Cancer: An Early Feasibility Phase I Clinical Trial” was conducted under a US IDE at the University of Pittsburgh. This was a single arm Phase 1 clinical trial designed to evaluate the safety and efficacy of the Hemopurifier plus pembrolizumab for the treatment of patients with recurrent or metastatic head and neck squamous cell cancer. All patients were treated with pembrolizumab every 21 days as standard of care. The patients were to receive a 4-hour Hemopurifier treatment before Pembrolizumab infusions 2 occasions 21 days apart. A total of 2 patients were enrolled in the study with the first occurring on December 14, 2020. The first patients received 2 HP treatments, and the second patient received one HP treatment. The second treatment in the second patient was terminated due to operator error. Eighteen no serious adverse events occurred in the two patients with none thought related to the device.

The only exploratory efficacy laboratory analysis that was performed in this study was a determination of the total nanoparticle concentrations in the 1st patient prior to and for 14 days after the second HP treatment. Total nanoparticle concentrations decreased following each Hemopurifier treatment. Following Hemopurifier treatment, the total nanoparticle concentrations rose by about Day 7 but did not reach the baseline levels. Exosomes levels are a component of the total nanoparticle concentration but exosome levels over time were not specifically determined.

Research and Development Costs

A substantial portion of our operating budget is used for research and development activities. The cost of research and development, all of which has been charged to operations, amounted to approximately $2,212,000 and $2,520,000 in the fiscal years ended March 31, 2025 and 2024, respectively. For the six-month periods ended September 30, 2025 and 2024, research and development expenses were $818,686 and $702,115 respectively.

Intellectual Property

We currently own or have license rights to a number of U.S. and foreign patents and patent applications and endeavor to continually improve our intellectual property position. We consider the protection of our technology, whether owned or licensed, to the exclusion of use by others, to be vital to our business. While we intend to focus primarily on patented or patentable technology, we also rely on trade secrets, unpatented property, know-how, regulatory exclusivity, patent extensions and continuing technological innovation to develop our competitive position. We also own certain trademarks.

Our success depends in large part on our ability to protect our proprietary technology, including the Hemopurifier product platform, and to operate without infringing the proprietary rights of third parties. We rely on a combination of patent, trade secret, copyright and trademark laws, as well as confidentiality agreements, licensing agreements and other agreements, to establish and protect our proprietary rights. Our success also depends, in part, on our ability to avoid infringing patents issued to others. If we were judicially determined to be infringing on any third-party patent, we could be required to pay damages, alter our products or processes, obtain licenses or cease sales of products or certain activities.

To protect our proprietary medical technologies, including the Hemopurifier product platform and other scientific discoveries, we have a portfolio of over 32 issued patents and pending applications worldwide. We currently have three issued U.S. patents and 14 issued patents in countries outside of the United States. In addition, we have 15 patent applications pending worldwide related to our Hemopurifier product platform and other technologies. We are seeking additional patents on our scientific discoveries.

It is possible that our pending patent applications may not result in issued patents, that we will not develop additional proprietary products that are patentable, that any patents issued to us may not provide us with competitive advantages or will be challenged by third parties and that the patents of others may prevent the commercialization of products incorporating our technology. Furthermore, others may independently develop similar products, duplicate our products or design around our patents. U.S. patent applications are not immediately made public, so it is possible that a third party may obtain a patent on a technology we are actively using.

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There is a risk that any patent applications that we file and any patents that we hold or later obtain could be challenged by third parties and declared invalid or unenforceable. For many of our pending applications, patent interference proceedings may be instituted with the U.S. Patent and Trademark Office, or the USPTO, when more than one person files a patent application covering the same technology, or if someone wishes to challenge the validity of an issued patent. At the completion of the interference proceeding, the USPTO will determine which competing applicant is entitled to the patent, or whether an issued patent is valid. Patent interference proceedings are complex, highly contested legal proceedings, and the USPTO’s decision is subject to appeal. This means that if an interference proceeding arises with respect to any of our patent applications, we may experience significant expenses and delays in obtaining a patent, and if the outcome of the proceeding is unfavorable to us, the patent could be issued to a competitor rather than to us. Third parties can file post-grant proceedings in the USPTO, seeking to have issued patent invalidated, within nine months of issuance. This means that patents undergoing post-grant proceedings may be lost, or some or all claims may require amendment or cancellation, if the outcome of the proceedings is unfavorable to us. Post-grant proceedings are complex and could result in a reduction or loss of patent rights. The institution of post-grant proceedings against our patents could also result in significant expenses.

Patent law outside the United States is uncertain and in many countries, is currently undergoing review and revisions. The laws of some countries may not protect our proprietary rights to the same extent as the laws of the United States. Third parties may attempt to oppose the issuance of patents to us in foreign countries by initiating opposition proceedings. Opposition proceedings against any of our patent filings in a foreign country could have an adverse effect on our corresponding patents that are issued or pending in the United States. It may be necessary or useful for us to participate in proceedings to determine the validity of our patents or our competitors’ patents that have been issued in countries other than the United States. This could result in substantial costs, divert our efforts and attention from other aspects of our business, and could have a material adverse effect on our results of operations and financial condition. Outside of the United States, we currently have pending patent applications or issued patents in Europe, India, Russia, Canada, Japan, Singapore and Hong Kong.

In addition to patent protection, we rely on unpatented trade secrets and proprietary technological expertise. It is possible that others could independently develop or otherwise acquire substantially equivalent technology, somehow gain access to our trade secrets and proprietary technological expertise or disclose such trade secrets, or that we may not successfully ultimately protect our rights to such unpatented trade secrets and proprietary technological expertise. We rely, in part, on confidentiality agreements with our marketing partners, employees, advisors, vendors and consultants to protect our trade secrets and proprietary technological expertise. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that our unpatented trade secrets and proprietary technological expertise will not otherwise become known or be independently discovered by competitors.

Patents

The following table lists our issued patents and patent applications, including their ownership status, including relevant patent term adjustments (PTA), which is a process of extending the term of a U.S. patent:

Patents Issued in the United States

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
9,707,333	Extracorporeal removal of microvesicular particles	7/18/17	Owned	1/6/29
9,364,601	Extracorporeal removal of microvesicular particles	6/14/16	Owned	5/30/29
8,288,172	Extracorporeal removal of microvesicular particles	10/16/12	Owned	3/09/27 05/30/29 (with 813 days Patent Term Adjustment (PTA))

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Patent Applications Pending in the United States

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
17/918,085	Devices and methods for treating a coronavirus infection and symptoms thereof	10/10/22	Owned
18/700571	Devices and methods for treating a viral infection and symptoms thereof	04/11/24	Owned

Foreign Patents

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
60 2011 035 500.7	Methods for quantifying exosomes (Germany)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (France)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (Great Britain)	3/01/17	Owned	7/07/31
11804372	Methods for quantifying exosomes (Spain)	3/01/17	Owned	7/07/31
2644855	Extracorporeal removal of microvesicular particles (Canada)	11/19/19	Owned	3/09/27
502019000055563	Extracorporeal removal of microvesicular particles (Germany)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Switzerland)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Spain)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (France)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Great Britain)	4/24/19	Owned	3/09/27
502019000055563	Extracorporeal removal of microvesicular particles (Italy)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Netherlands)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Sweden)	4/24/19	Owned	3/09/27
1126138	Extracorporeal removal of microvesicular particles (Hong Kong)	6/19/20	Owned	3/09/27

Pending Foreign Patent Applications

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
8139/DELNP/2008	Extracorporeal removal of microvesicular particles (exosomes) (India)	3/9/07	Owned
2021256402	Devices and methods for treating a coronavirus infection and symptoms thereof (Australia)	10/16/22	Owned
3178687	Devices and methods for treating a coronavirus infection and symptoms thereof (Canada)	9/29/22	Owned
21788894.0	Devices and methods for treating a coronavirus infection and symptoms thereof (Europe)	10/26/22	Owned
62023077768.7	Devices and methods for treating a coronavirus infection and symptoms thereof (Hong Kong)	08/17/23	Owned
297109	Devices and methods for treating a coronavirus infection and symptoms thereof (Israel)	10/6/22	Owned
2023-505809	Devices and methods for treating a coronavirus infection and symptoms thereof (Japan)	10/12/22	Owned
2022361924	Devices and methods for treating a viral infection and symptoms thereof (Australia)	04/12/24	Owned
2024-522200	Devices and methods for treating a viral infection and symptoms thereof (Japan)	04/12/24	Owned
3235306	Devices and methods for treating a viral infection and symptoms thereof (Canada)	4/11/2024	Owned
22881946.2	Devices and methods for treating a viral infection and symptoms thereof (Europe)	4/23/2024	Owned
62025103640	Devices and methods for treating a viral infection and symptoms thereof (Hong Kong)	2/18/2025	Owned

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Pending International Patent Applications

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
PCT/US2024/015614	Removal of exosomes, ectosomes, mirnas, circulating nucleic acids, and viral particles with	2/13/24	Owned

Trademarks

APPLICATION NAME	Countries	Priority Date	OWNED OR LICENSED
*SANSAGITTA	Madrid, Australia, Canada, the EU, UK, and India	7/8/2021	Owned

* The US Application for SANSAGITTA abandoned on 12/2/24. It was used as the basis application for a Madrid registration, and the corresponding above-listed designated country registrations can be converted to national applications to avoid abandonment.

Trademarks

In addition to the Tausome, Sansagitta and Hemosagitta trademarks noted in the above table, we also have trademark registrations in the United States for Hemopurifier and Aethlon Medical, Inc., and obtained a trademark registration in India for Hemopurifier. We also have common law trademark rights in Aethlon ADAPT™ and ELLSA™.

Industry & Competition

The industry for treating infectious disease and cancer is extremely competitive, and companies developing new treatment procedures face significant capital and regulatory challenges. As our Hemopurifier is a clinical-stage device, we have the additional challenge of establishing medical industry support, which will be driven by treatment data resulting from human clinical studies. Should our device become market cleared by the FDA or the regulatory body of another country, we may face significant competition from well-funded pharmaceutical organizations. Additionally, we would likely need to establish large-scale production of our device in order to be competitive. Our competitors include blood filters produced by ExThera Medical Corporation.

Government Regulation

The Hemopurifier is subject to regulation by numerous regulatory bodies, primarily the FDA, and comparable international regulatory agencies. These agencies require manufacturers of medical devices to comply with applicable laws and regulations governing the development, testing, manufacturing, labeling, marketing, storage, distribution, advertising and promotion, and post-marketing surveillance reporting of medical devices. As the primary mode of action of the Hemopurifier is attributable to the device component of this combination product, the CDRH has primary jurisdiction over its premarket development, review and approval. Failure to comply with applicable requirements may subject a device and/or its manufacturer to a variety of administrative sanctions, such as issuance of warning letters, import detentions, civil monetary penalties and/or judicial sanctions, such as product seizures, injunctions and criminal prosecution.

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FDA’s Pre-market Clearance and Approval Requirements

Each medical device we seek to commercially distribute in the United States will require either a prior 510(k) clearance, unless it is exempt, or a pre-market approval from the FDA. Generally, if a new device has a predicate that is already on the market under a 510(k) clearance, the FDA will allow that new device to be marketed under a 510(k) clearance; otherwise, a premarket approval, or PMA, is required. Medical devices are classified into one of three classes—Class I, Class II or Class III—depending on the degree of risk associated with each medical device and the extent of control needed to provide reasonable assurance of safety and effectiveness. Class I devices are deemed to be low risk and are subject to the general controls of the Federal Food, Drug and Cosmetic Act, such as provisions that relate to: adulteration; misbranding; registration and listing; notification, including repair, replacement, or refund; records and reports; and good manufacturing practices. Most Class I devices are classified as exempt from pre-market notification under section 510(k) of the FD&C Act, and therefore may be commercially distributed without obtaining 510(k) clearance from the FDA. Class II devices are subject to both general controls and special controls to provide reasonable assurance of safety and effectiveness. Special controls include performance standards, post market surveillance, patient registries and guidance documents. A manufacturer may be required to submit to the FDA a pre-market notification requesting permission to commercially distribute some Class II devices. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in Class III. A Class III device cannot be marketed in the United States unless the FDA approves the device after submission of a PMA. However, there are some Class III devices for which FDA has not yet called for a PMA. For these devices, the manufacturer must submit a pre-market notification and obtain 510(k) clearance in orders to commercially distribute these devices. The FDA can also impose sales, marketing or other restrictions on devices in order to assure that they are used in a safe and effective manner. We believe that the Hemopurifier will be classified as a Class III device and as such will be subject to PMA submission and approval.

Pre-market Approval Pathway

A pre-market approval application must be submitted to the FDA for Class III devices for which the FDA has required a PMA. The pre-market approval application process is much more demanding than the 510(k) pre-market notification process. A pre-market approval application must be supported by extensive data, including but not limited to technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to the FDA’s satisfaction reasonable evidence of safety and effectiveness of the device.

After a pre-market approval application is submitted, the FDA has 45 days to determine whether the application is sufficiently complete to permit a substantive review and thus whether the FDA will file the application for review. The FDA has 180 days to review a filed pre-market approval application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years. During this review period, the FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device.

Although the FDA is not bound by the advisory panel decision, the panel’s recommendations are important to the FDA’s overall decision making process. In addition, the FDA may conduct a preapproval inspection of the manufacturing facility to ensure compliance with the Quality System Regulation, or QSR. The agency also may inspect one or more clinical sites to assure compliance with FDA’s regulations.

Upon completion of the PMA review, the FDA may: (i) approve the PMA which authorizes commercial marketing with specific prescribing information for one or more indications, which can be more limited than those originally sought; (ii) issue an approvable letter which indicates the FDA’s belief that the PMA is approvable and states what additional information the FDA requires, or the post-approval commitments that must be agreed to prior to approval; (iii) issue a not approvable letter which outlines steps required for approval, but which are typically more onerous than those in an approvable letter, and may require additional clinical trials that are often expensive and time consuming and can delay approval for months or even years; or (iv) deny the application. If the FDA issues an approvable or not approvable letter, the applicant has 180 days to respond, after which the FDA’s review clock is reset.

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Emergency Use Authorizations, or EUAs, are granted by FDA in public health emergencies but allow use of the authorized device only during the period of the respective public health emergency, and do not change the requirement to ultimately seek PMA approval after the authorization period has ended.

Clinical Trials

Clinical trials are almost always required to support pre-market approval and are sometimes required for 510(k) clearance. In the United States, for significant risk devices, these trials require submission of an application for an IDE to the FDA. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be approved in advance by the FDA for a specific number of patients at specified study sites. During the trial, the sponsor must comply with the FDA’s IDE requirements for investigator selection, trial monitoring, reporting and recordkeeping. The investigators must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of investigational devices and comply with all reporting and recordkeeping requirements. Clinical trials for significant risk devices may not begin until the IDE application is approved by the FDA and the appropriate institutional review boards, or IRBs, at the clinical trial sites. An IRB is an appropriately constituted group that has been formally designated to review and monitor medical research involving subjects and which has the authority to approve, require modifications in, or disapprove research to protect the rights, safety and welfare of human research subjects. The FDA or the IRB at each site at which a clinical trial is being performed may withdraw approval of a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits or a failure to comply with FDA or IRB requirements. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and effectiveness of the device, may be equivocal or may otherwise not be sufficient to obtain approval or clearance of the product.

Ongoing Regulation by the FDA

Even after a device receives clearance or approval and is placed on the market, numerous regulatory requirements apply. Even after a device receives clearance or approval and is placed on the market, numerous regulatory requirements apply. These include:

•	establishment registration and device listing;

•	the QSR, which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

•	labeling regulations and the FDA prohibitions against the promotion of products for uncleared, unapproved or “off-label” uses and other requirements related to promotional activities;

•	medical device reporting regulations, which require that manufactures report to the FDA if their device may have caused or contributed to a death or serious injury, or if their device malfunctioned and the device or a similar device marketed by the manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur;

•	corrections and removal reporting regulations, which require that manufacturers report to the FDA field corrections or removals if undertaken to reduce a risk to health posed by a device or to remedy a violation of the Food, Drug and Cosmetic Act that may present a risk to health; and

•	post market surveillance regulations, which apply to certain Class II or III devices when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

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Some changes to an approved PMA device, including changes in indications, labeling or manufacturing processes or facilities, require submission and FDA approval of a new PMA or PMA supplement, as appropriate, before the change can be implemented. Supplements to a PMA often require the submission of the same type of information required for an original PMA, except that the supplement is generally limited to that information needed to support the proposed change from the device covered by the original PMA. The FDA uses the same procedures and actions in reviewing PMA supplements as it does in reviewing original PMAs.

Failure by us or by our suppliers to comply with applicable regulatory requirements can result in enforcement action by the FDA or state authorities, which may include any of the following sanctions:

•	warning or untitled letters, fines, injunctions, consent decrees and civil penalties;

•	customer notifications, voluntary or mandatory recall or seizure of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	delay in processing submissions or applications for new products or modifications to existing products;

•	withdrawing approvals that have already been granted; and

•	criminal prosecution.

The Medical Device Reporting laws and regulations require us to provide information to the FDA when we receive or otherwise become aware of information that reasonably suggests our device may have caused or contributed to a death or serious injury as well as a device malfunction that likely would cause or contribute to death or serious injury if the malfunction were to recur. In addition, the FDA prohibits an approved device from being marketed for off-label use. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including substantial monetary penalties and criminal prosecution.

Newly discovered or developed safety or effectiveness data may require changes to a product’s labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory clearance or approval of our products under development.

Healthcare Regulation

In addition to the FDA’s restrictions on marketing of pharmaceutical products, the U.S. healthcare laws and regulations that may affect our ability to operate include: the federal fraud and abuse laws, including the federal anti-kickback and false claims laws; federal data privacy and security laws; and federal transparency laws related to payments and/or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and other healthcare professionals (such as physicians assistants and nurse practitioners) and teaching hospitals. Many states have similar laws and regulations that may differ from each other and federal law in significant ways, thus complicating compliance efforts. For example, states have anti-kickback and false claims laws that may be broader in scope than analogous federal laws and may apply regardless of payor. In addition, state data privacy laws that protect the security of health information may differ from each other and may not be preempted by federal law. Moreover, several states have enacted legislation requiring pharmaceutical manufacturers to, among other things, establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales and marketing activities, report information related to drug pricing, require the registration of sales representatives, and prohibit certain other sales and marketing practices. These laws may adversely affect our sales, marketing and other activities with respect to any product candidate for which we receive approval to market in the United States by imposing administrative and compliance burdens on us.

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Because of the breadth of these laws and the narrowness of available statutory exceptions and regulatory safe harbors, it is possible that some of our business activities, particularly any sales and marketing activities after a product candidate has been approved for marketing in the United States, could be subject to legal challenge and enforcement actions. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to significant civil, criminal, and administrative penalties, including, without limitation, damages, fines, imprisonment, exclusion from participation in government healthcare programs, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. For example, in the United States, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, ACA, among other things, reduced and/or limited Medicare reimbursement to certain providers and imposed an annual excise tax of 2.3% on any entity that manufactures or imports medical devices offered for sale in the United States, with limited exceptions. However, the 2020 federal spending package permanently eliminated, effective January 1, 2020, this ACA-mandated medical device tax. On June 17, 2021, the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. Further, on August 16, 2022, President Biden signed the Inflation Reduction Act of 2022, or IRA, into law, which among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. The IRA also eliminates the "donut hole" under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost and creating a new manufacturer discount program. It is possible that the ACA will be subject to judicial or congressional challenges in the future. It is unclear how such challenges and any additional healthcare reform measures will impact the ACA.

Other legislative changes have been proposed and adopted since the ACA was enacted. The Budget Control Act of 2011, as amended by subsequent legislation, further reduces Medicare’s payments to providers by two percent through fiscal year 2032. These reductions may reduce providers’ revenues or profits, which could affect their ability to purchase new technologies. Furthermore, the healthcare industry in the United States has experienced a trend toward cost containment as government and private insurers seek to control healthcare costs by imposing lower payment rates and negotiating reduced contract rates with service providers. In July 2021, the Biden Administration released an executive order, “Promoting Competition in the American Economy,” which contained provisions relating to prescription drugs. On September 9, 2021, in response to this executive order, the U.S. Department of Health and Human Services, or HHS, released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and sets out a variety of potential legislative policies that Congress could pursue as well as potential administrative actions HHS can take to advance these principles. Further, the IRA, among other things (i) directs HHS to negotiate the price of certain high-expenditure, single-source drugs and biologics covered under Medicare and (ii) imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation. These provisions will take effect progressively starting in fiscal year 2023, although they may be subject to legal challenges. HHS has and will continue to issue and update guidance as these programs are implemented. It is currently unclear how the IRA will be implemented but is likely to have a significant impact on the pharmaceutical industry. In addition, in response to the Biden administration’s October 2022 executive order, on February 14, 2023, HHS released a report outlining three new models for testing by the Center for Medicare and Medicaid Innovation which will be evaluated on their ability to lower the cost of drugs, promote accessibility, and improve quality of care. It is unclear whether the models will be utilized in any health reform measures in the future.

Legislation could be adopted in the future that limits payments for our products from governmental payors. In addition, commercial payors such as insurance companies could adopt similar policies that limit reimbursement for medical device manufacturers’ products.

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Coverage and Reimbursement

In both the U.S. and international markets, the use of medical devices is dependent in part on the availability of reimbursement from third-party payors, such as government and private insurance plans. Healthcare providers that use medical devices generally rely on third-party payors to pay for all or part of the costs and fees associated with the medical procedures being performed or to compensate them for their patient care services. Should our Hemopurifier or any other products under development be approved for commercialization by the FDA, any such products may not be considered cost-effective, reimbursement may not be available in the United States or other countries, if approved, and reimbursement may not be sufficient to allow sales of our future products on a profitable basis. The coverage decisions of third-party payors will be significantly influenced by the assessment of our future products by health technology assessment bodies. If approved for use in the United States, we expect that any products that we develop, including the Hemopurifier, will be purchased primarily by medical institutions, which will in turn bill various third-party payors for the health care services provided to patients at their facility. Payors may include the Centers for Medicare & Medicaid Services, or CMS, which administers the Medicare program and works in partnership with state governments to administer Medicaid, other government programs and private insurance plans. The process involved in applying for coverage and reimbursement from CMS is lengthy and expensive. Further, Medicare coverage is based on our ability to demonstrate that the treatment is “reasonable and necessary” for Medicare beneficiaries. Even if products utilizing our Hemopurifier technology receive FDA and other regulatory clearance or approval, they may not be granted coverage and reimbursement by any payor, including by CMS. Many private payors use coverage decisions and payment amounts determined by CMS as guidelines in setting their coverage and reimbursement policies and amounts. However, no uniform policy for coverage and reimbursement for medical devices exists among third-party payors in the United States. Therefore, coverage and reimbursement can differ significantly from payor to payor.

Manufacturing

Historically, manufacturing of our Hemopurifier occurred in collaboration with a contract manufacturer based in California under current Good Manufacturing Practice, or cGMP, regulations promulgated by the FDA. Our contract manufacturer is registered with the FDA. To date, our manufacture of the Hemopurifier has been limited to quantities necessary to support our clinical studies.

In May 2024, the FDA approved the use of our own manufacturing facility to manufacture Hemopurifiers.

Our costs of compliance with federal, state and local environmental laws have been immaterial to date.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

Aethlon personnel assemble the various components of the Hemopurifier with materials from our various suppliers, which are purchased and released by Aethlon. Specifically, the Hemopurifier contains three critical components with limited available suppliers. The GNA lectin is sourced from Vector Laboratories Inc. and also is available from other suppliers. Our intended transition from Vector Laboratories to a new supplier for GNA is delayed as we work with the FDA for approval of our supplement to our IDE, which is required to make this manufacturing change. The base cartridge on which the Hemopurifier is constructed is sourced from Medica S.p.A and we are dependent on the continued availability of these cartridges. Although there are other suppliers, the process of qualifying a new supplier takes time and regulatory approvals must be obtained. We currently purchase the diatomaceous earth from Janus Scientific, Inc., as the distributor; however, the product is manufactured by Imerys Minerals Ltd. There potentially are other suppliers of this product, but as with the cartridges, qualifying and obtaining required regulatory approvals takes time and resources.

Sales and Marketing

We do not currently have any sales and marketing capability. With respect to commercialization efforts in the future, we intend to build or contract for distribution, sales and marketing capabilities for any product candidate that is approved. From time to time, we have had and are having strategic discussions with potential collaboration partners for our product candidates, although no assurance can be given that we will be able to enter into one or more collaboration agreements for our product candidates on acceptable terms, if at all.

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Product Liability

The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We have limited clinical trial liability insurance coverage. It is possible that future insurance coverage may not be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability for mandatory damages could exceed the amount of our coverage. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

Employees

As of January 5, 2026, we had 9 full-time employees and no part-time employees. All of our employees are located in the United States. We do intend to hire additional employees. We utilize, whenever appropriate, consultants in order to conserve cash and resources.

We believe our employee relations are good. None of our employees are represented by a labor union or are subject to collective-bargaining agreements.

Our Corporate Information

On March 10, 1999, Aethlon, Inc., a California corporation, Hemex, Inc., a Delaware corporation and the accounting predecessor to Aethlon, Inc., and Bishop Equities, Inc., a publicly traded Nevada corporation, completed an Agreement and Plan of Reorganization structured to result in Bishop Equities, Inc.’s acquisition of all of the outstanding common stock of Aethlon, Inc. and Hemex, Inc. Under the plan’s terms, Bishop Equities, Inc. issued shares of its common stock to the stockholders of Aethlon, Inc. and Hemex, Inc. such that Bishop Equities, Inc. then owned 100% of each company. Upon completion of the transaction, Bishop Equities, Inc. was renamed Aethlon Medical, Inc. Our executive offices are located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our telephone number is (619) 941-0360. Our website address is www.aethlonmedical.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision of whether to purchase our securities.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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The Offering

Common stock offered by the Selling Securityholders

Up to 2,031,024 shares of common stock issuable upon exercise of (a) 1,042,820 Common Warrants, (b) 595,897 Pre-Funded Warrants, (c) 368,471 Inducement Warrants, and (d) 23,836 Placement Agent Warrants.

The warrants will be exercisable upon receipt of stockholder approval, including such approval as may be required by the applicable rules and regulations of Nasdaq from the stockholders of the Company (the “Warrant Stockholder Approval”). We have agreed to hold a meeting to obtain Warrant Stockholder Approval as soon as practicable and further agreed to cause an additional stockholder meeting to be held 180 days thereafter until such Warrant Stockholder Approval is obtained. We cannot assure you that we will be able to obtain requisite Warrant Stockholder Approval. If we do not obtain the Warrant Stockholder Approval, the common warrants will not be exercisable and therefore have no value. We have scheduled an Annual Meeting of stockholder to occur in or around February 2026.

Common stock outstanding after the Offering	3,004,237 shares, assuming the exercise in full of all Registrable Securities.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock offered by the Selling Securityholders under this prospectus. However, we will receive the proceeds of any cash exercise of the Common Warrants, Pre-Funded Warrants, Inducement Warrants and/or the Placement Agent Warrants. However, the Common Warrants, Inducement warrants and Placement Agent Warrants currently worth less than what an investor would pay for the shares thus the Selling Securityholders are unlikely to exercise such. Based on an exercise price of $0.0001 per share, the exercise of the Pre-Funded Warrant will not result in meaningful proceeds. Cash proceeds associated with the exercise(s) of the warrants, if any, are dependent on the Company’s stock price at the time of exercise. However, if we receive proceeds, we currently intend to use the proceeds general corporate purposes and other capital expenditures.

Offering Price	The Selling Securityholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or privately negotiated prices.

Listing Information	Our common stock is traded on the Nasdaq Capital Market under the symbol “AEMD.”

Risk Factors	An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

The number of shares of our common stock to be outstanding after this offering is based on 973,213 shares of common stock outstanding as of January 5, 2026 and excludes as of such date:

•	659 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plan at a weighted-average exercise price of $1,305.04 per share;
•	1,784 shares of common stock issuable pursuant to outstanding restricted stock units;
•	31,952 shares of common stock reserved for future issuance under our equity incentive plan;
•	522,363 shares of common stock reserved for issuance upon the exercise of outstanding warrants at a weighted-average exercise price of $13.15 per share; and

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options and warrants and no vesting of the restricted stock units described in the bullets above. To the extent that options or warrants are exercised, restricted stock units vest, new awards are granted under our equity incentive plan, or we issue additional shares of common stock or warrants in the future, there will be further dilution to investors participating in this offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2025, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our securities in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

The Common Warrants, Inducement Warrants and Placement Agent Warrants are currently worth less than the exercise price, the Selling Securityholders are unlikely to exercise and cash proceeds from an exercise are dependent upon the Company’s stock price.

The Common Warrants and Inducement Warrants being included in the registration statement of which this prospectus forms a part of, have an exercise price of $4.03 per share, and the Placement Agent Warrants have an exercise price of $5.04 per share while the closing price of the common stock on the Nasdaq Capital Market was $2.75 per share on January 5, 2026. Since each are currently worth less than what an investor would pay per share, the Selling Securityholders are unlikely to exercise. Cash proceeds associated with the exercise(s) of the Common Warrants, Inducement Warrants and Placement Agent Warrants, if any, are dependent on the Company’s stock price at the time of exercise.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. Similarly, the Selling Securityholders may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Securityholders in this offering as a result of sales made by us in future transactions to the Selling Securityholders at prices lower than the prices they paid. The Selling Securityholders will have discretion to vary the timing, prices, and number of shares sold in this offering. Investors may experience a decline in the value of their shares of our common stock. The trading price of our common stock has been volatile and subject to wide fluctuations.

The issuance of common stock to the Selling Securityholders may cause substantial dilution to our existing stockholders and the sale of such shares acquired by the Selling Securityholders could cause the price of our common stock to decline.

We are registering for resale by the Selling Securityholders up to 2,031,024 shares of common stock, consisting of the Common Warrant Shares, Pre-Funded Warrant Shares, Placement Agent Shares, and Inducement Warrant Shares. The number of shares of our common stock ultimately offered for resale by the Selling Securityholders under this prospectus is dependent the number of Registrable Securities issued. Depending on a variety of factors, including market liquidity of our common stock, the issuance of shares to the Selling Securityholders may cause the trading price of our common stock to decline.

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Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock, and our ability to raise capital in the future.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

The Common Warrants, Inducement Warrants, Pre-Funded Warrants and Placement Agent Warrants will not be exercisable unless and until we are able to receive stockholder approval, and if we are unable to obtain such approval the warrants will have no value.

Under Nasdaq listing rules, certain provisions in the common warrants will not be effective until, and unless, we obtain the approval of our stockholders. While we intend to promptly seek such stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the common warrants will not be exercisable and will have zero value. In addition, we will be required to hold a stockholder meeting until we obtain the Warrant Stockholder Approval and may incur substantial costs, and management may devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in this prospectus or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to successfully commercialize our products and technology, including our Hemopurifier;
•	our ability to raise additional capital to meet our working capital needs;
•	the timing and results of future clinical trials;
•	our ability to successfully complete our clinical trials;
•	our ability to identify and work with large-scale contracts with medical device manufacturers;
•	our ability to manufacture the Hemopurifier;
•	the impact of inflation, recent bank failures and military conflicts, as well as related political and economic responses on our business;
•	our ability to attract and retain executive management and directors;
•	the regulatory landscape for our products, domestically and internationally and our ability to comply with changing government regulations;
•	our ability to comply with the continued listing requirements of the Nasdaq Capital Market and maintain our listing on the Nasdaq Capital Market;
•	our expectations regarding growth potential for our business in the organ transplant setting;
•	our ability to secure regulatory clearance or approval, domestically and internationally, for the clinical use of our products;
•	any estimates regarding expenses, future revenue and capital requirements;
•	our ability to protect our proprietary technology through patent protection;
•	our product liability exposure;
•	our ability to sustain and manage growth, including our ability to develop new products and enter new markets;
•	our ability to achieve sufficient market acceptance of any of our products or product candidates; and
•	our expected net proceeds from this offering and the use of the net proceeds from this offering.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “continue,” “seek,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus and any documents incorporated by reference herein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our common stock. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. In addition, even if our results of operations, financial condition and cash flows and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following:

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•	estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing;
•	the implementation of our business model and strategic plans for our products and technologies;
•	competitive companies and technologies and our industry;
•	our ability to develop and commercialize new products;
•	our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement;
•	the performance of third party suppliers;
•	our ability to hire and retain key personnel and to manage our future growth effectively;
•	our ability to obtain additional financing in future offerings;
•	the volatility of the trading price of our common stock;
•	our expectations regarding use of proceeds from this offering;
•	the potential effects of government regulation;
•	the impact of trade wars and global instability; and
•	our expectations about market trends.

We discuss many of these risks in greater detail under the section titled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus, the documents that we incorporate by reference into this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus also refers to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

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USE OF PROCEEDS

The Registrable Securities are being offered for resale by the Selling Securityholders will be sold for the accounts of the Selling Securityholders named in this prospectus. As a result, all proceeds from the sales of the Registrable Securities being registered and offered for resale hereby will go to the Selling Stockholders and we will not receive any proceeds from the resale of those shares of common stock by the Selling Securityholders.

We may receive up to a total of approximately $5,807,636 gross proceeds if all Pre-Funded Warrants, Inducement Warrants, Common Warrants and Placement Agent Warrants described herein are exercised as described hereunder for cash. However, as we are unable to predict the timing or amount of potential exercises of the warrants, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds are allocated to working capital. Pursuant to conditions set forth in the warrants, the warrants are exercisable only after Warrant Stockholder Approval, and under certain circumstances on a cashless basis, and should a Selling Securityholder elect to exercise on a cashless basis we will not receive any proceeds from the sale of common stock issued upon the cashless exercise of the warrant.

We will incur all costs associated with this registration statement and prospectus.

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SELLING SECURITYHOLDERS

This prospectus covers the resale or other disposition by the Selling Securityholders identified in the table below of up to 2,031,024 shares of common stock issuable upon the exercise of the Common Warrants, Inducement Warrants, Placement Agent Warrants and Pre-Funded Warrants.

We are registering the Registrable Securities in order to permit the Selling Securityholders to offer the shares of common stock for resale from time to time. The registration of such common stock does not necessarily mean, however, that any of the shares of common stock will be offered or sold by the Selling Securityholders. We will not receive any proceeds from the sale of the common stock by the Selling Securityholders, and we have borne and will continue to bear the costs relating to the registration of these shares of common stock, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

Each of the Common Warrants, Inducement Warrants, Placement Agent Warrants and Pre-Funded Warrants held by the Selling Securityholders contain limitations which prevent the holder from exercising such warrants if such exercise or conversion would cause the Selling Securityholders, together with certain related parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise or conversion, excluding for purposes of such determination, common stock issuable upon exercise of the warrants which have not been exercised.

Additionally, none of the Common Warrants, Inducement Warrants, Placement Agent Warrants and Pre-Funded Warrants are exercisable until receipt of the Stockholder Warrant Approval.

The table below sets forth, as of January 5, 2026, the following information regarding the Selling Securityholders:

•	the name of the Selling Securityholders;
•	the number of shares of common stock owned by the Selling Securityholders prior to this offering, without regard to any beneficial ownership limitations contained in the Common Warrants, Inducement Warrants, Placement Agent Warrants and Pre-Funded Warrants;
•	the number of shares of common stock to be offered by the Selling Securityholders in this offering;
•	the number of shares of common stock to be owned by the Selling Securityholders assuming the sale of all of the Registrable Securities covered by this prospectus; and
•	the percentage of our issued and outstanding shares of common stock to be owned by the Selling Securityholders assuming the sale of all of the Registrable Securities covered by this prospectus based on the number of shares of common stock issued and outstanding as of January 5, 2026.

Except as described above, the number of shares of common stock beneficially owned by the Selling Securityholders have been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of common stock that the Selling Securityholders have the right to acquire within 60 days after January 5, 2026.

Because the Selling Securityholders identified in the table may sell some or all of the shares of common stock beneficially owned and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the Selling Securityholders upon termination of this offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Securityholders will sell all of the shares of common stock owned beneficially that are covered by this prospectus, but will not sell any other shares of common stock that they presently own. The Selling Securityholders have not held any position or office, or otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our common stock or other securities.

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The table also assumes that the requisite Warrant Stockholder Approval was received, and the warrants are exercisable.

Name of Selling Securityholder	Shares of Common Stock Beneficially Owned prior to the Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Shares of Common Stock Beneficially Owned after Offering	Percentage of Shares Beneficially Owned after Offering(3)
Armistice Capital, LLC(1)	13,648	(2)	2,007,188	(4)	13,648	1.40%
Maxim Group, LLC	0		23,836		0	0%

(1)	Armistice Capital, LLC ("Armistice Capital") is the investment manager of Armistice Capital Master Fund Ltd. (the "Master Fund"), the direct holder of the Shares, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the securities of the Issuer held by the Master Fund and thus may be deemed to beneficially own the securities of the Issuer held by the Master Fund. Mr. Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the securities of the Issuer held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Issuer directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital.
(2)	Beneficial ownership prior to the offering for Armistice Capital is based solely on the most recent Schedule 13G/A filed with the SEC, which reports ownership on a pre-reverse-split basis and has been adjusted to reflect the Company’s 1-for-10 reverse stock split effective October 16, 2025.
(3)	Percentage is based on 973,213 shares of common stock outstanding as of January 5, 2026, assuming the resale of all of the shares of common stock covered by this prospectus and does not give effect to the 4.99% beneficial ownership blockers in each of the warrants.
(4)	Assumes exercise of all Common Warrants, Pre-Funded Warrants and Inducement Warrants.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified in its entirety by reference to, our articles of incorporation, our bylaws and applicable provisions of Nevada corporate law. You should read our articles of incorporation and bylaws, which have been publicly filed with the SEC, for the provisions that are important to you.

Authorized Capital Stock

Our authorized capital consists of 6,000,000 shares of common stock, par value $0.001 per share. As of January 5, 2026, there were 973,213 shares of common stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Our bylaws provide that stockholders representing a majority of the voting power of our capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting, but at any time during which shares of our capital stock are listed for trading on Nasdaq, stockholders representing not less than 33 1/3% of the voting power of our capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting of stockholders. Except as otherwise required or permitted by Nevada law or our articles of incorporation or bylaws, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. If a quorum is present, directors are elected by a plurality of the votes cast.

Warrants

Duration and Exercise Price. The Common Warrants, Inducement Warrants, Pre-Funded Warrants and Placement Agent Warrants will all be exercisable upon receipt of Warrant Stockholder Approval. If that is not obtained the Company is obligated to seek shareholder approval every 180 days thereafter or at the next two subsequent annual meetings of stockholders, as applicable. The Common Warrants and Inducement Warrants have an exercise price of 4.03 per share while the Placement Agent Warrants have an exercise price of $5.04 per share, and each expire five and one half years from Warrant Stockholder Approval. The Pre-Funded Warrants have an exercise price of $0.0001 per share and do not expire.

Exercisability.   The Comon Warrants, Inducement Warrants, Pre-Funded Warrants and Placement Agent Warrants are not exercisable until Warrant Stockholder Approval is obtained. Thereafter, the Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of shares of Common Stock underlying the warrant shares under the Securities Act is effective and available for the issuance of such shares (or an exemption from registration under the Securities Act is available for the issuance of such shares), by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise.

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If a registration statement or current prospectus is not effective or available for the registration or resale under the Securities Act of the shares of common stock underlying the Common Warrants, Inducement Warrants or Placement Agent Warrants the holder may, in its sole discretion, elect to exercise such warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the applicable warrant. The Pre-Funded Warrants can be exercised by cashless exercise, in whole or part, by the holder, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Common Warrants, Inducement Warrants, Pre-Funded Warrants or Placement Agent Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the applicable warrant. Any holder of the Common Warrants, Pre-Funded Warrants, Inducement Warrants, or the Placement Agent Warrants may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exchange Listing. There is no established trading market for the Common Warrants, Inducement Warrants, Pre-Funded Warrants or Placement Agent Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of such on any national securities exchange or other trading market.

Fundamental Transactions. If (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation of the Company with or into another person, (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of common stock, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the shares of common stock or any compulsory share exchange pursuant to which the shares of common stock are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), each a “Fundamental Transaction,” then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our shares of common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder of any warrant shall be given the same choice as to the consideration it receives upon any exercise of such warrant following such fundamental transaction. In addition, the successor entity, at the request of the holder of any warrant, will be obligated to purchase any unexercised portion of such Warrant, in accordance with the terms of such warrant.

Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, we or any Successor Entity (as defined in the warrant) shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase a warrant, from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the applicable warrant) of the remaining unexercised portion of such warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within our control, including if not approved by our Board of Directors, the holder will only be entitled to receive from us or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of such warrant that is being offered and paid to the holders of common stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction. Notwithstanding the foregoing, the Black Scholes calculation does not apply to the Pre-Funded Warrant.

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Rights as a Stockholder. Except as otherwise provided in the applicable warrant or by virtue of such holder’s ownership of our common stock, the holder of a warrant will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises such warrant.

Resale/Registration Rights. We have filed this registration statement with the SEC that includes this prospectus to register for resale under the Securities Act, the Registrable Securities, consisting of the Registrable Securities to satisfy our obligations contained in both the Registration Rights Agreement and Warrant Inducement Letter. The Registration Rights Agreement requires us to use commercially reasonable efforts to cause such registration to become effective within 45 days of the agreement (or 75 days in the event of a full review by the SEC) for the Common Warrants, Placement Agent Warrants and Pre-Funded Warrants, and within 90 days of the date of the Warrant Inducement Letter (or 150 days in the event of a full review by the SEC) for the Inducement Warrant Shares, and to keep such registration statement effective at all times until the Selling Stockholder does not own any Registrable Securities.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We did not make such an election in our original articles of incorporation and have not amended our articles of incorporation to so elect.

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our bylaws provide that these statutes do not apply to us or any acquisition of our common stock. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

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NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

In addition, our authorized but unissued shares of common stock are available for our Board of Directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The Board of Directors is also authorized to adopt, amend or repeal our Bylaws, which could delay, defer or prevent a change in control.

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “AEMD.”

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Investor Services. The transfer agent’s address is P.O. Box 30170, College Station, TX 77842.

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PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

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The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Any Selling Securityholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the Selling Securityholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of certain states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the common stock may not be sold unless (i) it has been registered or qualified for sale or (ii) an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 of the Securities Act and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “AEMD.”

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LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us Procopio, Cory, Hargreaves & Savitch, LLP, San Diego, California.

EXPERTS

The consolidated financial statements of Aethlon Medical, Inc. for the year ended March 31, 2025 incorporated by reference in this Registration Statement and Prospectus have been so incorporated in reliance on the report of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Aethlon Medical, Inc. as of March 31, 2024 and for the year in the period ended March 31, 2024, incorporated by reference in this registration statement and Prospectus, have been so incorporated by reference in reliance upon the report, which includes an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, of Baker Tilly US, LLP, independent registered public accountants, which upon the authority of said firm as experts in accounting and auditing.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning the medical device industry, including our market opportunity, is based on information from independent industry analysts, third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us based on such data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121 or telephoning us at (619) 941-0360.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We maintain a website at www.aethlonmedical.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below (except in each case the information contained in such document to the extent “furnished” and not “filed”) that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 26, 2025;
•	Our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2025 and September 30, 2025 filed with the SEC on August 13, 2025 and November 12, 2025, respectively;
•	Our definitive proxy statement on Schedule 14A filed with the SEC on April 18, 2025;
•	Our Current Reports on Form 8-K filed with the SEC on May 13, 2025, June 5, 2025, June 27, 2025, August 13, 2025, August 21, 2025, September 9, 2025, October 16, 2025, October 22, 2025, November 6, 2025 and December 8, 2025; and
•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 8, 2015, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to:

Aethlon Medical, Inc.

11555 Sorrento Valley Road, Suite 203

San Diego, California 92121

Telephone: (619) 941-0360

You also may access these filings through the SEC website at www.sec.gov or on our website at www.aethlonmedical.com. Information contained on or accessible through our website is not a part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

In accordance with Rule 412 of the Securities Act, (i) any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement, and (ii) any statement contained in a document that is deemed to be incorporated by reference herein after the date of this prospectus may modify or replace existing statements contained herein. You should rely only on the information contained in, or incorporated by reference into, this prospectus, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

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Aethlon Medical, Inc.

2,031,024 Shares of Common Stock

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, payable by the Company in connection with the registration of the securities being registered. All amounts are estimates except the SEC registration fee.

Amount
SEC registration fee		$802.17
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous fees and expenses		*
Total expenses	$	*

*To be filed by amendment.

Item 14. Indemnification of Directors and Officers

We are incorporated in Nevada. Section 78.7502(1) of the Nevada Revised Statutes, or NRS, provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

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NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Bylaws

Our bylaws include express provisions providing for the indemnification of our directors and officers to the fullest extent permitted under the NRS, and the mandatory payment by us of expenses incurred by such persons in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by us. Our bylaws also permit us to purchase and maintain insurance or make other financial arrangements on behalf of any such person for certain liability and expenses, whether or not we have the authority to indemnify such person against such liability and expenses.

Liability Insurance

We maintain directors’ and officers’ liability insurance covering our directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role, including insurance for claims against these persons brought under securities laws. Such insurance is subject to the coverage amounts, exceptions, deductibles and other conditions set forth in the policy as in effect at the time of a claim, if any. There is no assurance that we will maintain liability insurance for our directors and officers.

Item 15. Recent Sales of Unregistered Securities

On March 16, 2025, we issued 77,500 shares of our common stock upon the cash exercise of certain outstanding warrants and issued a new unregistered common stock purchase warrant to purchase 200% of the number of shares issued upon such exercises to the accredited investor holder of those warrants, with all such issuances made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

On December 8, 2025, we issued 595,897 pre-funded warrants, common stock purchase warrants to purchase 1,042,820 shares of our common stock, inducement warrants to purchase 368,471 shares of our common stock, and placement agent warrants to purchase 23,836 shares of our common stock, with all such issuances made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

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		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit No.	Date	Filed Herewith
3.1	Articles of Incorporation, as amended	8-K	001-37487	3.1	September 19, 2022

3.2	Amended and Restated Bylaws of the Company	8-K	001-37487	3.1	September 12, 2019

4.1	Form of Common Stock Certificate	S-1	333-201334	4.1	December 31, 2014

4.2	Description of Aethlon Medical, Inc.’s Securities	10-K	001-37487	4.9	June 26, 2025

4.3	Form of Common Stock Purchase Warrant	8-K	001-37487	4.1	December 8, 2025

4.4	Form of Pre-Funded Warrant	8-K	001-37487	4.2	December 8, 2025

4.5	Form of Placement Agent Warrant	8-K	001-37487	4.3	December 8, 2025

5.1	Opinion of Procopio Cory Hargreaves & Savitch, LLP					X

10.1	Form of Securities Purchase Agreement dated December 5, 2025	8-K	001-37487	10.1	December 8, 2025

10.2	Form of Warrant Inducement Letter	8-K	001-37487	10.3	December 8, 2025

10.3	Form of Placement Agent Agreement	8-K	001-37487	1.1	December 8, 2025

10.4	Form of Registration Rights Agreement	8-K	001-37487	10.2	December 8, 2025

19.1	Insider Trading Policy	10-K	001-37487	19.1	June 26, 2025

21.1	List of Subsidiaries	10-K	001-37487	21.1	June 26, 2025

23.1	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (see signature page)					X

97.1	Incentive Compensation Recoupment Policy	10-K	001-37487	97.1	June 26, 2025

107	Filing Fee Table					X

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Diego, California, on this 7th day of January, 2026.

AETHLON MEDICAL, Inc.
By: /s/ James B. Frakes James B. Frakes Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James B. Frakes, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JAMES B. FRAKES James B. Frakes	Chief Executive Officer Chief Financial Officer Chief Accounting Officer and Director	January 7, 2026

/s/ EDWARD G. BROENNIMAN Edward G. Broenniman	Chairman and Director	January 7, 2026

/s/ NICOLAS GIKAKIS Nicolas Gikakis	Director	January 7, 2026

/s/ ANGELA ROSSETTI Angela Rossetti	Director	January 7, 2026

/s/ CHETAN S. SHAH Chetan S. Shah, M.D.	Director	January 7, 2026

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